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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 14, 2008

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 8.01  Other Events.

On April 14, 2008, Southwest Casino Corporation issued a press release announcing the opening of Running Aces Harness Park, in which Southwest owns a 50 percent membership interest.  Running Aces completed its first three days of live harness racing on April 11, 12 and 13, 2008.  Running Aces offers live racing with pari-mutuel betting on a 5/8-mile harness racing track in Columbus, Minnesota on the north side of the Twin Cities metropolitan area.  In addition to live races, Running Aces offers simulcast wagering on harness races from other tracks and a full service restaurant and bar open from 11 a.m. to 11 p.m. daily.  Running Aces will also operate a card room with 50 gaming tables offering non-banked casino card games and live poker once it completes 50 days of live harness racing.

A copy of the full press release is attached to this Report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description	Method of Filing
99.1	Southwest Casino Corporation Press Release dated April 14, 2008.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: April 14, 2008

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President